UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2025
Commission File Number 1-13610
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5956 Sherry Lane, Suite 700, Dallas, TX 75225	(972) 349-3200
(Address of Principal Executive Offices)	(Registrant's telephone number)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02    Unregistered Sale of Equity Securities.

On November 19, 2025, Creative Media & Community Trust Corporation (the “Company”) authorized the issuance of 850,885 shares of Common Stock in respect of redemptions of the Company’s Series A1 Preferred Stock, par value $0.001 (the “Series A1 Preferred Stock”), in lieu of cash payment for the redemption of 322,283 shares of Series A1 Preferred Stock, including accrued and unpaid dividends.

On November 19, 2025, the Company authorized the issuance of 891,896 shares of Common Stock in respect of redemptions of the Company’s Series A Preferred Stock, par value $0.001 (the “Series A Preferred Stock”), in lieu of cash payment for the redemption of 323,964 shares of Series A Preferred Stock, including accrued and unpaid dividends.

On November 19, 2025, the Company authorized the issuance of 11,556 shares of Common Stock in respect of redemptions of the Company’s Series D Preferred Stock, par value $0.001 (the “Series D Preferred Stock”), in lieu of cash payment for the redemption of 4,122 shares of Series D Preferred Stock, including accrued and unpaid dividends.

Such redemptions were requested by the holders of Series A1 Preferred Stock, Series A Preferred Stock, and Series D Preferred Stock. The conversion price was based on the VWAP of the Common Stock for the 20 Trading Days immediately preceding each redemption date (with each such term as defined in the Company’s charter) of November 19, 2025 and amounted to approximately $8.99 per share.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Dated: November 19, 2025	By:	/s/ Barry N. Berlin Barry N. Berlin Chief Financial Officer